Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bradford D. Huntington and M. Courtney McCormick, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of PSEG Power LLC (“Power”), PSEG Energy Resources & Trade LLC (“ER&T”), PSEG Fossil LLC (“Fossil”), and/or PSEG Nuclear LLC (“Nuclear”) (together, the “Registrants”) to sign the Registration Statement on Form S-3 to be filed by the Registrants with the Securities and Exchange Commission (“SEC”) for the registration under the Securities Act of 1933, as amended (“Securities Act”), of Power’s Senior Debt Securities and the Guarantees with respect thereto of ER&T, Fossil and Nuclear and any and all amendments thereto and any additional related registration statement to be filed with the SEC under the Securities Act (including any post-effective amendments to such registration statements).

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 18th day of November, 2014.

/s/ Stuart J. Black	/s/ William Levis
Stuart J. Black	Williams Levis

/s/ Derek M. DiRisio	/s/ Tamara L. Linde
Derek M. DiRisio	Tamara L. Linde

/s/ Caroline Dorsa	/s/ Richard P. Lopriore
Caroline Dorsa	Richard P. Lopriore

/s/ Ralph Izzo	/s/ Shahid Malik
Ralph Izzo	Shahid Malik

/s/ Thomas P. Joyce	/s/ Margaret M. Pego
Thomas P. Joyce	Margaret M. Pego